EXHIBIT 99.1

ADT Inc. Announces Proposed Notes Offering

BOCA RATON, FL, March 12, 2019 – ADT Inc. (NYSE: ADT) (the “Company” or “ADT”), a leading provider of monitored security, interactive home and business automation, and related monitoring services in the United States and Canada, today announced that it is proposing to issue up to $750 million aggregate principal amount of first-priority senior secured notes due 2024 and $750 million aggregate principal amount of first-priority senior secured notes due 2026, each of which may be issued in one or more tranches (the “First Priority Notes”). The Company also announced it may concurrently issue up to $1,150 million aggregate principal amount of senior unsecured notes due 2027 in one or more tranches (the “Unsecured Notes” and collectively with the First Priority Notes, the “New Notes”). ADT expects to launch the offerings of the New Notes the week of March 18, 2019, subject to market and other conditions. The proceeds from the offering of the First Priority Notes will be used to repurchase and/or redeem $1,000 million of the Company’s outstanding 9.250% Second-Priority Senior Secured Notes due 2023 (the “Second Priority Notes”) and to repay $500 million of term loans outstanding under its existing Credit Agreement. If the offering of the Unsecured Notes is consummated, the Company will use the proceeds from the offering of the Unsecured Notes, together with a portion of the proceeds of the First Priority Notes as described above, to repurchase and/or redeem the Second Priority Notes in full. If consummated, the Company expects the above transactions to be accretive, providing interest expense savings and extending the Company’s maturity profile.

The New Notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S. The offerings of the New Notes will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offers of the New Notes will be made only by means of a private offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

About ADT
ADT is a leading provider of monitored security and interactive home and business automation solutions in the United States and Canada. Making security more accessible than ever before, and backed by 24/7 customer support, ADT is committed to providing superior customer service with a focus on speed and quality of responsiveness, helping customers feel safer and empowered. ADT is headquartered in Boca Raton, Florida and employs approximately 19,000 people throughout North America.

Cautionary Note Regarding Forward-Looking Statements
ADT has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties.  All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder.  These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters.  Any forward-looking statement made in this press release speaks only as of the date on which it is made.  ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.  Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions.  These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management.  ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, risk factors that are described in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Investor Relations:
Jason Smith – ADT
investorrelations@adt.com

Media Relations
Mónica Talán
tel: +1 561.613.2331
mtalan@adt.com